Acquisition of TriSummit Bancorp, Inc. September 21, 2016

2 Forward-Looking Statements This presentation includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements are not historical facts but instead represent management’s current expectations and forecasts regarding future events many of which are inherently uncertain and outside of our control. Actual results may differ, possibly materially from those currently expected or projected in these forward-looking statements. Factors that could cause actual results to differ materially from expected results include: expected cost savings, synergies and other financial benefits from the pending acquisition by HomeTrust Bancshares, Inc. (“HomeTrust,” “HTBI” “we,” “us,” or “our”), of TriSummit Bancorp, Inc. (“TriSummit”) and/or the combined company might not be realized within the expected time frames or at all, and costs or difficulties relating to integration matters might be greater than expected; the requisite regulatory approvals and approval of TriSummit’s shareholders for the pending merger might not be obtained; increased competitive pressures; changes in the interest rate environment; changes in general economic conditions and conditions within the securities markets; legislative and regulatory changes; and other factors described in HomeTrust’s latest annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission-which are available on our website at www.hometrustbanking.com and on the SEC’s website at www.sec.gov. Any of the forward-looking statements that we make in this presentation or our SEC filings are based upon management’s beliefs and assumptions at the time they are made and may turn out to be wrong because of inaccurate assumptions we might make, because of the factors illustrated above or because of other factors that we cannot foresee. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results for fiscal 2017 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of, us and could negatively affect our operating and stock performance.

Additional Information

HomeTrust Bancshares, Inc. will file a registration statement on Form S-4 with the SEC in connection with the proposed transaction. The registration statement will include a proxy statement of TriSummit that also constitutes a prospectus of HomeTrust, which will be sent to the shareholders of TriSummit. TriSummit shareholders are advised to read the proxy statement/prospectus when it becomes available because it will contain important information about HomeTrust, TriSummit and the proposed transaction. When filed, this document and other documents relating to the merger filed by HomeTrust can be obtained free of charge from the SEC's website at www.sec.gov. These documents also can be obtained free of charge by accessing HomeTrust's website at www.hometrustbanking.com under the tab "Investor Relations" and then under "SEC Filings." Alternatively, these documents, when available, can be obtained free of charge from HomeTrust upon written request to HomeTrust Bancshares, Inc., Attn: Investor Relations, 10 Woodfin Street, Asheville, North Carolina 28801 or by calling (828) 350-3049.

HomeTrust, TriSummit and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from TriSummit shareholders in connection with the proposed transaction under the rules of the SEC. Information about the directors and executive officers of HomeTrust may be found in the definitive proxy statement of HomeTrust filed with the SEC by HomeTrust on October 15, 2015. This definitive proxy statement can be obtained free of charge from the sources indicated above. Information about the directors and executive officers of TriSummit will be included in the proxy statement/prospectus when filed with the SEC. Additional information regarding the interests of these participants will also be included in the proxy statement/prospectus regarding the proposed transaction when it becomes available.

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Transaction Overview

Transaction Structure	• HomeTrust Bancshares, Inc. will acquire TriSummit Bancorp, Inc. in a 50% stock / 50% cash transaction • TriSummit Bank will be merged into HomeTrust Bank (expected to close early calendar year 2017) • Prior to close HTBI intends to redeem TriSummit's $7.1 million of TARP Preferred Stock
Pricing	• $8.80 per TriSummit common share or $31.8 million in aggregate consideration[(1)] – Price / Tangible Book Value (TBV) of 121% – Price / 2018 EPS + cost saves of 8.2x • Exchange Ratio: determined by HTBI's 20-day VWAP[(2)] as of the 5th day of trading prior to closing; VWAP will have a floor of $19.05 (0.2310x) and a cap of $20.96 (0.2099x) – The floor represents 100% of HTBI's 6/30/16 tangible book value and the cap represents 110%
Tax treatment	• Tax-free reorganization at corporate level (stock / cash mix will be adjusted to ensure tax-free reorganization)
Required Approvals	• TriSummit shareholder approval • Customary regulatory approvals
Board Representation/ Management	• R. Lynn Shipley, President and CEO of TriSummit Bancorp, Inc. will become President, HomeTrust Tennessee • Shipley will also become vice chairman of HTBI's Tri-Cities Community Board • All TriSummit directors are invited to join HTBI's Tri-Cities Community Board

(1) Aggregate consideration is based upon 3,208,830 common shares and 402,627 common-equivalent preferred shares, for a total of 3,611,457 shares. 67,050 of stock warrants with an exercise price of $8 will be converted or cashed out as well.
(2) VWAP = Volume Weighted Average Price

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5 Financial Impact of Transaction Transaction Highlights Pro Forma Consolidated Highlights(1) • 2018 estimated EPS accretion > 30% (based upon HTBI’s 6/30/16 year-end and 100% phase-in of cost savings) • 4.0% tangible book value dilution at close • Earnback period is approximately 3.5 years (utilizing the cross-over method -all transaction expenses are realized upon close) • Double-digit IRR - exceeds internal hurdles and transaction thresholds • HTBI remains well capitalized with pro forma tangible common equity (TCE) and total risk- based capital ratios of 11.4% and 13.5%, respectively • HTBI shareholders retain over 95% ownership (1) Data as of 6/30/16 and includes estimated purchase accounting adjustments and deal charges. Balance Sheet Summary ($M) Total Assets 3,048$ Gross Loans 2,074 Total Deposits 2,104 Total Equity 370 Tangible Common Equity 344 Estimated Capital Ratios TCE / TA 11.4% Tier 1 Common Ratio 12.6% Tier 1 Capital Ratio 12.6% Total Capital Ratio 13.5%

6 Highlights TriSummit Bancorp, Inc. – Company Overview Source: Company Documents (1) Profitability data as of the six months ended June 30, 2016. (2) Common equity includes $4.0M of convertible preferred stock Pro Forma Geographic Footprint Consolidated Balance Sheet Summary ($000s) June 30, 2016 Total Assets 353,800$ Gross Loans 246,000 Total Deposits 288,400 Total Equity 34,200 TARP Preferred 7,100 Common Equity (2) 27,100 Nonperforming assets/Total assets 0.80% Nonperforming loans/Total loans 0.59% Allow ance for loan losses/Nonperforming loans 169.72% Consolidated Profitablility Summary ($000s) June 30, 2016 (1) Annualized 6/30 YTD Net Income 779$ 1,558$ 6/30 YTD Noninterest expense 5,367 10,734 ROAA 0.46% 0.46% ROAE 4.67% 4.67% TriSummit Date of Incorporation: February 2007 TriSummit HTBI

Pro Forma Deposit Market Share

Morristown / Hamblen Co., TN

Rank	Institution (ST)	Number of Branches	Deposits in Market ($000)	Market Share (%)
	Pro Forma Deposit Market Share	*3*	*217,552*	*25.60*
1	First Horizon National Corp. (TN)	3	192,689	22.68
2	SunTrust Banks Inc. (GA)	2	162,270	19.10
3	HomeTrust Bancshares Inc. (NC)	2	158,524	18.66
4	Regions Financial Corp. (AL)	2	110,509	13.01
5	Andrew Johnson Bancshares Inc. (TN)	1	70,199	8.26
6	TriSummit Bancorp Inc. (TN)	1	59,028	6.95
7	Capital Bank Finl Corp (NC)	3	51,117	6.02
8	Citizens Bancorp Inc. (TN)	1	24,669	2.90
9	First Peoples Bancorp Inc. (TN)	2	19,574	2.30
10	U.S. Bancorp (MN)	1	1,081	0.13
	Total For Institutions In Market	18	849,660	100.00

Kingsport / Sullivan Co., TN

Rank	Institution (ST)	Number of Branches	Deposits in Market ($000)	Market Share (%)
1	First Horizon National Corp. (TN)	7	490,293	25.65
2	Regions Financial Corp. (AL)	5	420,429	21.99
3	BancTenn Corp. (TN)	7	256,816	13.43
4	BB&T Corp. (NC)	4	215,424	11.27
5	Citco Community Bancshares Inc. (TN)	5	171,530	8.97
	Pro Forma Deposit Market Share	**3**	**110,927**	**5.80**
6	First Bancorp Inc. (VA)	2	82,872	4.34
7	TriSummit Bancorp Inc. (TN)	2	75,712	3.96
8	SunTrust Banks Inc. (GA)	1	56,222	2.90
9	HomeTrust Bancshares Inc. (NC)	1	35,215	1.84
10	Capital Bank Finl Corp (NC)	2	29,374	1.54
	Total For Institutions In Market	44	1,911,675	100.00

Johnson City / Washington Co., TN

Rank	Institution (ST)	Number of Branches	Deposits in Market ($000)	Market Share (%)
1	First Horizon National Corp. (TN)	5	578,605	30.40
2	BancTenn Corp. (TN)	5	263,196	13.83
3	SunTrust Banks Inc. (GA)	4	207,984	10.93
	Pro Forma Deposit Market Share	**5**	**157,793**	**8.29**
4	Regions Financial Corp. (AL)	4	147,677	7.76
5	HomeTrust Bancshares Inc. (NC)	4	100,784	5.30
6	Capital Bank Finl Corp (NC)	4	74,680	3.92
7	First Bancorp Inc. (VA)	2	73,821	3.88
8	Moutain Commerce Bancorp Inc. (TN)	1	69,151	3.63
9	BB&T Corp. (NC)	2	65,475	3.44
10	First Community Bancshares Inc (VA)	2	57,782	3.04
11	TriSummit Bancorp Inc. (TN)	1	57,009	3.00
	Total For Institutions In Market	49	1,903,342	100.00

Source: SNL Financial; deposit market share data as of 6/30/15.

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8 Key Transaction Assumptions (1) Note: 25% phase-in due to HTBI’s 6/30 year-end; only 50% of fiscal year 2017 remains after estimated close of 1/1/17. Cost Savings • Expected noninterest expense savings of approximately 48%, with 25%(1) being achieved during fiscal 2017 and 100% in fiscal 2018 (excludes amortization of core deposit intangibles) • Includes plan to consolidate three branch locations of combined institutions • $3.6M after-tax per year fully phased-in Revenue Enhancements • None included in pro forma projections One-time Merger Related Costs • Approximately $6.0M after-tax Loan Mark • Gross loan mark of 2.0% • Current allowance for loan losses = 1.0% of total loans Core Deposit Intangible • 1.1%, amortized using Sum-of-Years Digits methodology Other Purchase Accounting Adjustments • Recovery of the DTA valuation allowance of $2.8 million • $5.9M write-down of fixed assets and OREO • $700K write-up on time deposits • $125K write-up on borrowings Estimated closing • Early calendar year 2017

9 Compelling Transaction  Significant market overlap – provides opportunities to increase efficiencies and scale the infrastructure HTBI has established in the northeastern Tennessee market including the consolidation of three branch locations of combined institutions  Shared community bank culture – customer-focused and strong values lowers execution risk  Experienced management team – strong regional relationships and HTBI brings significant M&A and integration experience  Ability to expand TriSummit’s current relationships – Increased legal lending limit and enhanced commercial and treasury management products will increase commercial lending, fee income, and deposit opportunities  Financially attractive – allows HTBI to deploy excess capital and expected to enhance earnings by over 30% after cost saves are fully phased-in  Extensive due diligence – HTBI performed extensive loan diligence with a third party expert analyzing over 46% of the loan portfolio and line-by-line analysis of potential noninterest expense savings  Transition to High Performing Community Bank  Phase I: Created a foundation for growth and performance  Phase II: Executing strategic plan with a sense of urgency  Phase III: Consistently improving performance - transaction accelerates HTBI’s performance goals

10 HTBI Foundation for Growth and Performance • Converted to stock in July 2012 and raised $211.6M • Added 6 larger growing markets in NC, SC, VA and East TN – 3 Acquisitions – 2 New Commercial Loan Production Offices From “lift-outs” of existing commercial lending teams – Purchased 10 Bank of America branches – Added new markets with populations of more than 4.7 million to legacy markets of 900,000 • Added 22 new locations and $1 billion in assets • Converted from a national bank charter to a state chartered bank in December 2015 to save an expected $350,000 annually • Enhanced Commercial Credit Department to support growth in commercial lending • Hired/Replaced 23 new Commercial Market Presidents / Commercial Relationship Managers • Hired a Director of Treasury Management and enhanced product offerings • Added indirect auto lending as a line of business in 2014 and have grown portfolio to over $100 million • Expanding the mortgage line of business in our new markets • Consolidated six branch offices in October 2015 to save an expected $1.2 million annually • Executed a branch optimization staffing strategy in May 2016 expected to save $375,000 annually • Grown to the 6th largest community bank headquartered in NC

11 Execution of Growth Initiatives Growth Market Strong Footprint for Growth HTBI has targeted the Knoxville, Kingsport, Bristol, Johnson City, TN MSA as a growth market and continues to execute its plan to improve market share  Knoxville: 2016 unemployment at 3.5% down from 5.4% in 2015  Kingsport/Bristol: 2016 unemployment at 4.2% down from 5.8% in 2015  Johnson City: 2016 unemployment at 4.2% down from 6.2% in 2015  Tennessee: named the Fourth Best State in the Country for Business, Chief Executive Magazine, 2016 Best & Worst States for Business list  Knoxville in top five for 10 Best Cities for Small Businesses, CNN Money, August 2015  Tennessee: named 2014 State of the Year for economic development, Business Facilities, 2014 Source: June 30, 2016 U.S. Bureau of Labor Statistics, Chamber of Commerce of named cities, Tennessee Department of Economic & Community Development, Virginia Economic Development Partnership

12 Supplemental Information

13 HomeTrust Bancshares, Inc. – Company Overview Source: SNL Financial and Company Filings. (1) Nonperforming assets excluding restructured loans (nonaccrual loans, real estate owned and repossessed assets) as a percent of total assets. (2) See non-GAAP disclosure appendix. Highlights Stock Performance HTBI 91.2% KRX 60.3% NASDAQ 79.6% 61.8% S&P 500 -10% 10% 30% 50% 70% 90% 110% 130% J u l- 1 2 J an -1 3 J u l- 1 3 J an -1 4 J u l- 1 4 J an -1 5 J u l- 1 5 J an -1 6 J u l- 1 6 S to c k P ric e ( % ) HTBI KRX NASDAQ S&P 500 (dollars in millions) Chief Executive Officer Dana L. Stonestreet Headquarters Asheville, NC IPO Date July 11, 2012 Market Data Price Close (8/31/16) $19.12 Price/Tangible Book 99% Market Capitalization ($M) $344 Balance Sheet Highlights 6/30/16 Total Assets $2,718 Total Gross Loans 1,839 Total Deposits 1,803 Tangible Common Equity (TCE) 343 Total Equity 360 Most Recent Quarter Profitability Net Income $3,302 ROAA 0.48% ROAE 3.68% Net Interest Margin 3.43% Efficiency Ratio 75.2% Capital Ratios TCE Ratio 12.7% Tier 1 Capital (to Total Adjusted Assets) Ratio 11.8% Common Equity Tier 1 Capital Ratio 14.4% Total Risk-Based Capital (to Risk-Weighted Assets) Ratio 15.4% Asset Quality (1) NPAs / Assets 0.90% NPLs / Loans 1.01% ALLL / NPLs 115% (2) (2) (2)

14 Strong Capital Position Capital Ratios Capital Ratios (%) • HTBI remains well-capitalized after several successful acquisitions • Management continues to deploy capital through organic growth, stock buybacks, and strategic partnerships with community banks Source: SNL Financial; data as of 6/30/16. 11.8% 14.4% 14.4% 15.4% 10.3% 12.6% 12.6% 13.5% 5.0% 6.5% 8.0% 10.0% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 16.0% 18.0% Tier 1 Leverage Capital Ratio Common Equity Tier 1 Ratio Tier 1 Risk-Based Capital Ratio Total Risk-Based Capital Ratio HomeTrust Pro Forma Well-Capitalized

15 Pro Forma Loan Composition Source: SNL Financial. Data as of 6/30/16. Results in loan portfolio growth of 13% HTBI Loan Composition TriSummit Loan Composition Pro Forma Amount % of Total Amount % of Total Amount % of Total HTBI Loans ($000) (%) TriSummit Loans ($000) (%) Pro Forma Loans ($000) (%) Commercial & Industrial 73,289$ 4.0% Commercial & Industrial 23,173$ 9.4% Commercial & Industrial 96,462$ 4.6% Constr & Land Development 124,942 6.8% Constr & Land Development 27,307 11.1% Constr & Land Development 152,249 7.3% Commercial RE 422,615 23.0% Commercial RE 85,357 34.7% Commercial RE 507,972 24.4% Multifamily Loans 63,946 3.5% Multifamily Loans 22,200 9.0% Multifamily Loans 86,146 4.1% 1-4 Family Loans 629,484 34.2% 1-4 Family Loans 74,242 30.2% 1-4 Family Loans 703,726 33.8% Consumer, Home Equity & Other 523,966 28.5% Consumer, Home Equity & Other 13,697 5.6% Consumer, Home Equity & Other 537,663 25.8% Total Loans 1,838,242 100.0% Total Loans 245,976 100.0% Total Loans 2,084,218 100.0% Yield on Loans (%) 4.39% Yield on Loans (%) 4.63% Yield on Loans (%) 4.42% C&I 4% C&D 7% CRE 23% Multifam. 4% 1-4 Family 34% Cons., HE & Other 29% C&I 9% C&D 11% CRE 35% Multifam. 9% 1-4 Family 30% Cons., HE & Other 6% C&I 5% C&D 7% CRE 24% Multifam. 4%1-4 Family 34% Cons., HE & Other 26%

16 Pro Forma Deposit Composition Source: SNL Financial and Company filings. Data as of 6/30/16. Over $700M of transaction accounts combined HTBI deposit composition has been transformed from a thrift to a community bank composition since 2012 HTBI Deposit Composition TriSummit Deposit Composition Pro Forma Amount % of Total Amount % of Total Amount % of Total HTBI Deposits ($000) (%) TriSummit Deposits ($000) (%) Pro Forma Deposits ($000) (%) Transaction Accounts 628,910$ 34.9% Transaction Accounts 72,004$ 25.0% Transaction Accounts 700,914$ 33.5% MMDA & Savings 731,137 40.6% MMDA & Savings 83,078 28.8% MMDA & Savings 814,215 38.9% Retail Time Deposits 268,249 14.9% Retail Time Deposits 42,286 14.7% Retail Time Deposits 310,535 14.8% Jumbo Time Deposits 174,400 9.7% Jumbo Time Deposits 91,086 31.6% Jumbo Time Deposits 265,486 12.7% Total Deposits 1,802,696 100.0% Total Deposits 288,454 100.0% Total Deposits 2,091,150 100.0% Cost of Deposits (%) 0.24% Cost of Deposits (%) 0.51% Cost of Deposits (%) 0.28% Trans. 35% MMDA & Sav. 41% Retail Time 15% Jumbo Time 10% Trans. 25% MMDA & Sav. 29% Retail Time 15% Jumbo Time 32% Trans. 34% MMDA & Sav. 39% Retail Time 15% Jumbo Time 13%

17 Investor Contacts Dana Stonestreet Chairman, President & CEO dana.stonestreet@hometrustbanking.com Hunter Westbrook EVP/Chief Banking Officer hunter.westbrook@hometrustbanking.com Tony VunCannon EVP/Chief Financial Officer/Treasurer tony.vuncannon@hometrustbanking.com 10 Woodfin Street Asheville, NC 28801 (828) 259-3939 www.hometrustbanking.com

18

19 Non-GAAP Disclosure Reconciliation As of (dollars in millions) June 30, 2016 Total stockholder equity 360$ Less: goodwill, core deposits, net of taxes (17) Tangible equity 343$ Total assets 2,718$ Less: goodwill, core deposits, net of taxes (17) Total tangible assets 2,701$ Tangible equity to tangible assets 12.7% In addition to results presented in accordance with generally accepted accounting principles utilized in the United States ("GAAP”), this presentation contains certain non-GAAP financial measures which include: the ratios of price to tangible book and tangible common equity to tangible assets excludes goodwill and other intangible assets, net of tax benefits, in determining tangible book value, tangible assets, and tangible common equity. Management believes that the presentation of these measures excluding the impact of such items is consistent with the capital treatment by our bank regulatory agencies, which excludes intangible assets from the calculation of risk-based capital ratios, and provides useful supplemental information that is helpful to assess management’s success in utilizing our tangible capital as well as understanding our capital strength. Management also believes that providing these measures facilitates comparison of the quality and composition of the Company's capital over time and in comparison to its competitors. These non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. Further, these non-GAAP financial measures should not be considered in isolation or as a substitute for book value per share or total stockholders' equity determined in accordance with GAAP and may not be comparable to similarly titled measures reported by other companies. Reconciliations of the GAAP and non-GAAP financial measures is presented below. As of ( llars in millions, except per share data) August 31, 2016 Total stockholder equity 363$ Less: goodwill, core deposits, net of taxes (17) Tangible equity 346$ Common shares outstanding 17,999,150 Tangible book value per share 19.22$ Stock Price 19.12$ Price to tangible book value 99% Set forth below is a reconciliation to GAAP of tangible book value and tangible book value per share: Set forth below is a reconciliation to GAAP of tangible equity to tangible assets: